UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14C

INFORMATION STATEMENT

Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒    Preliminary Information Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐    Definitive Information Statement

PROTEXT MOBILITY, INC.
(Name of Registrant as Specified In Its Charter)

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1. Title of each class of securities to which transaction applies:

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4. Proposed maximum aggregate value of transaction

5. Total fee paid

o Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

PROTEXT MOBILITY, INC.
16885 River Birch Circle

Delray Beach, Florida 33445

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of ProText Mobility, Inc.:

This Information Statement is furnished to the stockholders of ProText Mobility, Inc., a Delaware corporation (“ProText” or the “Company”), in connection with our prior receipt of approval by written consent in lieu of a special meeting, of: (i) an increase in the number of authorized shares of common stock from 950,000,000 to 10,000,000,000 shares (the “Increase”); (ii) a decrease in the par value of the Company’s common stock to $.00001 par value (the “Par Value Change”); (iii) a reverse stock split of the Company’s issued and outstanding shares of common stock on a basis of up to 5,000 for 1 (the “Stock Split”); and (iv) an amendment to the Amended and Restated Certificate of Designations of the Series B Preferred Stock to eliminate the protective provisions set forth in clauses (ii), (iii) and (iv) of Section 7 of the Amended and Restated Certificate of Designations of the Series B Preferred Stock (the “COD Amendment”).  The approval of each of the Increase, Par Value Change and Stock Split was obtained on October 21, 2013 from six stockholders of the Company that are holders of approximately 56% of the voting rights of the stockholders entitled to vote with respect to each of the proposals, which stockholders own 550,055 shares of the Company’s Series B Preferred Stock, 3,650,000 shares of Series C Preferred Stock and 223,200,089 shares of the Company’s common stock.  The approval of the COD Amendment was obtained on October 21, 2013 from six stockholders of the Company that are holders of approximately 56% of the voting rights of the stockholders entitled to vote with respect to such amendment, which stockholders own all 550,055 shares of the Company’s Series B Preferred Stock, 3,650,000 shares of Series C Preferred Stock and 223,200,089 shares of the Company’s common stock.  The holders of shares of Series B Preferred Stock are entitled to cast two votes for each share of Series B Preferred Stock on an as converted basis.  Each holder of a share of Series C Preferred Stock is entitled to 100 votes per share.  The Increase, Par Value Change and Stock Split cannot be effectuated until twenty (20) days after the mailing of this Information Statement and after the filing of an amendment to our Certificate of Incorporation with the Delaware Secretary of State and the COD Amendment cannot be effectuated until twenty (20) days after the mailing of this Information Statement and after the filing of an amendment to our Amended and Restated Certificate of Designations of the Series B Preferred Stock with the Delaware Secretary of State .

PROTEXT IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of a majority of our voting power with respect to the amendment to our Certificate of Incorporation to increase our authorized number of shares of common stock, decrease our par value, and effectuate a reverse split if the board deems it advisable; and the COD Amendment satisfies all applicable stockholder voting requirements, we are not asking for a proxy. Please do not send us one.

Only stockholders of record at the close of business on October 21, 2013 (the “Record Date”) shall be given a copy of this Information Statement.  The date on which this Information Statement will be sent to stockholders will be on or about November 3, 2013.

This Information Statement is for information purposes only. Please read it carefully.

By Order of the Board of Directors

/s/ David Lewis and Frank Chester

October 21, 2013

ITEM 1.

INFORMATION STATEMENT

This Information Statement is being furnished to all holders of the common stock of ProText, in connection with resolutions of the board of directors, as approved by the written consent of the holders in the aggregate of approximately 56% of the voting rights of the stockholders of ProText as of the Record Date to effectuate: (a) amendment(s) of our Certificate of Incorporation which will (i) increase our authorized number of shares of common stock; (ii) decrease the par value of the common stock to $.00001 par value; and (iii) allow the board of directors deems it advisable, to within the next 12 months effectuate a reverse stock split of the Company’s issued and outstanding shares of common stock on a basis of up to 5,000 for 1; and (b) amend the Amended and Restated Certificate of Designations of the Series B Preferred Stock to eliminate the protective provisions set forth in clauses (ii), (iii) and (iv) of Section 7 of the Amended and Restated Certificate of Designations of the Series B Preferred Stock and provide public notice of the approval of the proposals.

The board of directors has unanimously approved the amendment(s) of our Certificate of Incorporation and (b) an amendment to the Amended and Restated Certificate of Designations of the Series B Preferred Stock, and stockholders owning in the aggregate approximately 56% of the voting rights of the stockholders of ProText as of the Record Date, have adopted, ratified and approved the amendment(s) of our Certificate of Incorporation and stockholders owning in the aggregate approximately 56% of the voting rights of the stockholders of ProText as of the Record Date and the holders of all of the outstanding shares of Series B Preferred have approved the Amended Certificate of Designations of the Series B Preferred Stock.  No other votes are required or necessary to effectuate the proposed actions.  See the caption "Vote Required for Approval" below. Such action by our stockholders will be effective twenty (20) calendar days after the date this Information Statement is first mailed to our stockholders and after the filing of the amendment(s) of our Certificate of Incorporation and the Amended and Restated Certificate of Designations of the Series B Preferred Stock and required notices with the Delaware Secretary of State's office.

The Annual Report on Form 10-K/A for the year ended December 31, 2012, as amended, and any reports on Form 8-K and Form 10-Q filed by ProText during the past year with the Securities and Exchange Commission (the “SEC”) may be viewed on the SEC’s website at www.sec.gov in the Edgar Archives. ProText is presently current in the filing of all reports required to be filed by it. See the caption “Where You Can Find More Information” below.

QUESTIONS AND ANSWERS REGARDING THE ACTION

Q. WHY HAS THE PROPOSAL BEEN MADE TO AMEND OUR CERTIFICATE OF INCORPORATION AND AMEND OUR AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS OF THE SERIES B PREFERRED STOCK?

A. Our board of directors believes that the authorized shares of common stock remaining available for issuance may not be sufficient to fulfill all of ProText’s obligations to holders of securities convertible into shares of common stock of ProText. Accordingly, our board of directors believes that it is in ProText’s best interests to authorize the increase in the number of authorized shares of common stock as proposed. The increase in the number of authorized shares of common stock is recommended by ProText’s board of directors in order to provide a sufficient reserve of such shares to fulfill such obligations and for the future growth and needs of ProText.   It is the expectation of the board of directors that the Stock Split would increase the market price of the resulting common stock and thus maintain a higher level of market interest in the shares, provide additional flexibility to management with regard to the issuance of shares and maintaining the proper market capitalization of ProText.  The board believes that the Stock Split will enhance ProText’s flexibility with regard to the ability to issue common stock for fulfillment of its current obligations as well as for proper corporate purposes that may be identified from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of ProText’s business or product lines through the acquisition of other businesses or products.  The Board believes the amendment to the Amended and Restated Certificate of Designations of the Series B Preferred Stock will provide it more flexibility in managing the business of ProText.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATIONAND AMEND OUR AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS OF THE SERIES B PREFERRED STOCK?

A. The Board of Directors has approved the proposed amendments to the Certificate of Incorporation and Amended and Restated Certificate of Designations of the Series B Preferred Stock,  as it believes it is in the best interests of ProText and the best interests of the current stockholders of ProText.

Q. WHAT VOTE OF THE STOCKHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?

A. To approve the proposal, the affirmative vote of a majority of the voting rights of the common stock and other shares holding voting rights is required for the amendments to the Certificate of Incorporation.  To approve the proposal to amend the Amended and Restated Cerificate of Designations of the the Series B Preferred Stock, the affirmative vote of a majority of the voting rights of the common stock and other shares holding voting rights as well as the affirmative vote of holders of two thirds of the the Series B Preferred Stock is required.  A consent in favor of the proposal has already been received from six stockholders holding in the aggregate of approximately 56% of the voting rights of the stockholders of ProText as of the Record Date including the holder of all outstanding shares of Series B Preferred Stock with respect to the proposals.

Q.     WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?

A.     As a current stockholder of ProText your class of stock and the number of shares that you hold will be affected as a result of the adoption of the proposal to authorize the Stock Split.  For example, a current holder of 5,000 shares of common stock will remain a holder of 1 share of common stock in the event that the board effectuates a 5,000 for 1 Stock Split, a holder of 100,000 shares of common stock would become the holder of 20 shares of common stock.  The Stock Split will not will result in different classes or additional shares being sent to existing stockholders.

Q.  WILL THE CHANGES TO THE CERTIFICATE OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?

A.  The proposed changes are intended to be tax free for federal income tax purposes.  The proposed Stock Split is intended to be tax free for federal income tax purposes.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. ProText will pay for the delivery of this Information Statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Steven Berman, Chief Executive Officer of ProText Mobility, Inc., telephone: (800) 215-4212.

VOTE REQUIRED FOR APPROVAL

The board of directors of ProText has adopted, ratified and approved the proposal to authorize the amendment to the Certificate of Incorporation and the Certificate of Designations of the Series B Preferred Stock, and stockholders of the Company holding approximately 56% of the voting power on the Record Date have approved the amendmentto the Certificate of Incorporation and the Certificate of Designations of the Series B Preferred Stock.

PROPOSAL 1

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER SHARES OF COMMON STOCK

Purpose: ProText’s board of directors has unanimously adopted a resolution seeking stockholder approval to authorize the Amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 950,000,000 shares to 10,000,000,000 shares. ProText’s Certificate of Incorporation, as currently in effect, authorizes ProText to issue up to 950,000,000 shares of common stock, par value $0.0001 per share. The board of directors has proposed an increase in the number of authorized shares of the common stock of ProText and stockholders holding in the aggregate approximately 56% of the outstanding voting power have approved the filing of the Amendment.  Upon the filing of the amendment to the Certificate of Incorporation, ProText will be authorized to issue 10,000,000,000 shares of common stock and the authorized number of shares of preferred stock, will remain the same.

The board of directors believes that authorizing this increase in the number of authorized shares of common stock is in the best interest of ProText and its stockholders in that it could be obligated to issue common stock upon conversion of certain existing outstanding convertible debt and preferred stock in excess of the amount authorized and it will provide ProText with available shares that could be issued for various corporate purposes which may be identified in the future, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings.  ProText had no shares of common stock available for issuance after taking into account all shares reserved of convertible securities which ProText believes may not be sufficient to satisfy all of its outstanding debt obligations the amendment to the Amended and Restated Certificate of Designations of the Series B Preferred Stock requires the affirmative vote of a majority of the voting rights of the Common Stock and other shares holding voting rights as well as the affirmative vote of two-thirds of the holders of Series B Preferred Stock.

On October 8, 2013, ProText had debt in an outstanding principal balance of $1,470,201 convertible into shares of common stock based upon the closing price of our stock on the conversion date. In addition, ProText’s Series A preferred shares convert into shares of common stock at a rate of 10 shares of common stock for each share of preferred stock and its Series B preferred shares convert into shares of common stock at a rate of 100 shares of common stock for each share of preferred stock.  Since the debt does not convert at a fixed conversion price it is difficult to accurately quantify the number of shares that ProText will be required to issue upon such conversions. Using the October 8, 2013 numbers, if all of ProText’s outstanding debt, warrants and preferred stock were to convert to common stock, ProText would be required to issue approximately an additional 510,796,320 shares, which would exceed the number of shares currently available for issuance (even when including the existing “reserves” for certain convertible notes). If the stock price were to drop to $0.0001 per share, ProText would be required to issue approximately an additional 6,481,625,031 shares of its common stock to cover all of its current obligations.  The board of directors believes that it is in ProText's and ProText's stockholders' best interests to authorize it to increase the availability of additional authorized but unissued capital stock to enable ProText to promptly take advantage of market conditions and the availability of favorable opportunities without delay and expense associated with holding a special meeting of stockholders and to enable it to meet any obligations it may have to issue shares of common stock.

The board of directors has no immediate plans, understandings, agreements or commitments to issue any of the additional but unissued shares of stock for any purpose other than the issuance of shares upon conversion of existing debt and other outstanding convertible securities in accordance with their respective terms, if the security holders should request conversion. Although ProText has no other current financing plans or understandings, agreements or commitments for financing, if an opportunity should present itself, ProText may issue shares of common stock in connection with such a financing.  The increased capital will provide the board of directors with the ability to issue additional shares of stock without further vote of the stockholders of ProText, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of stock of ProText are then listed.  Under ProText’s Certificate of Incorporation, the ProText stockholders (other than the holders of Series B Preferred Stock who have a contractual preemptive right) do not have preemptive rights to subscribe to additional securities which may be issued by ProText, which means that current common stockholders do not have a prior right to purchase any new issuance of capital stock of ProText in order to maintain their proportionate ownership of ProText's stock.

Effect:  Issuance of any additional shares of common stock would both dilute the equity interest and the earnings per share of existing holders of the Company’s common stock. Such dilution may be substantial depending upon the amount of shares issued. The newly authorized shares will have voting and other rights identical to those of the currently issued common stock.  However, the increase could have a dilutive effect on the voting power of existing stockholders.

The authorization of additional common stock, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the board of directors. For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of ProText by causing such additional authorized shares to be issued to holders who might side with the board of directors in opposing a takeover bid that the board of directors determines is not in the best interests of ProText and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging the initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for ProText stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting ProText’s current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of ProText’s business. However, the board of directors is not aware of any attempt to take control of ProText and the board of directors did not propose the increase in ProText's authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock.  Each share of common stock will continue to entitle its owner to one vote.  In addition, the Series B Preferred Stock shall continue to be entitled to two votes per share of common stock into which such stock could be converted and the number of votes that the Series B Preferred Stock shall be entitled to cast with respect to amendments to the Certificate of Incorporation to increase the authorized shares of common stock shall also be unaffected by the Amendment and shall remain at 51%. The Series C Preferred Stock shall continue to be entitled to one hundred votes per share.

As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

PROPOSAL 2

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO REDUCE THE PAR VALUE OF THE COMMON STOCK FROM $.0001 TO $.00001 PER SHARE.

Purpose: ProText’s board has unanimously adopted a resolution seeking stockholder approval to authorize the Board, in its discretion, to effectuate a reduction in the par value of the common shares from $.0001 to $.00001 per share. The board had determined that it would be in the Company’s best interest in the near future to reduce the par value of its common stock and has received the consent of holders of a majority of the voting power of the Company’s securities to authorize the board to file an amendment to the certificate of incorporation of the Company to effectuate such a reduction in the par value.

The board believes that the reduction in par value is in the best interest of the Company and its stockholders because it will protect the value of the common stock by helping to deter the its trading of the stock at below its par value.  The decrease in par value will also aid in reducing the Delaware franchise taxes that are paid by ProText, the calculation of which is based in part upon the par value.

Effects: Following effectiveness of the amendment to the certificate of incorporation, the stated capital on the balance sheet and additional paid in capital attributable to the common stock will be adjusted to reflect the reduced par value.

PROPOSAL 3

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CONDUCT UP TO A 5,000 FOR ONE SHARE REVERSE STOCK SPLIT OF PROTEXT’S COMMON STOCK.

Purpose: ProText’s board has unanimously adopted a resolution seeking stockholder approval to authorize the board, in its discretion to effectuate a reverse stock split within the next 12 months. The Stock Spilt would reduce the number of outstanding shares of our common stock. The board had determined that it would be in the Company’s best interest in the near future to conduct a reverse split of its common stock up to a 5,000 for 1 basis and has received the consent of holders of a majority of the voting power of the Company’s securities to authorize the board to conduct such a reverse split in the Board’s discretion within the next 12 months.

The primary purposes of the Stock Split are to accomplish the following:

a)  increase the per share price of the common stock to help maintain the interest of the markets;

b)  reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization; and

c)  provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company.

For the above reasons, the board believes that the Stock Split is in the best interest of the Company and its stockholders.  There can be no assurance, however, that the Stock Split will have the desired benefits.

The board believes that a reverse split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock.  The Stock Split would affect all common stockholders uniformly. This process, that is known as a reverse split, would take up to 5,000 shares of the presently issued and outstanding common stock on the effective date of the amendment to the Certificate of Incorporation that would carry out the reverse split and convert those shares into one share of the post-reverse stock split common stock.  The conversion rate of all securities convertible into common stock would be proportionately adjusted.

The board has indicated that fractional shares will not be issued.  Instead, ProText will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.  Each stockholder will hold the same percentage of the outstanding common stock immediately following the Stock Split as that stockholder did immediately prior to the Stock Split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares.

For the above reasons, the board believes that the Stock Split is in the best interest of ProText and its stockholders.  There can be no assurance, however, that the reverse stock split will have the desired benefits.

Effects: The Stock Split will be effected by filing an amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State’s office and will become effective upon such filing and final approval of the board of directors of the Company.  The actual timing of any such filing will be made by the board of directors based upon its evaluation as to when the filing will be most advantageous to the Company and its stockholders.

ProText is currently authorized to issue 950,000,000 shares of its common stock of which 805,092,092 shares are currently issued and outstanding and 6,479,023 shares of preferred stock outstanding, of which 1,526,718 shares are designated Series A Preferred Stock and 28,968 are issued and outstanding, 1,000,000 shares are designated Series B Preferred Stock and 550,055 are issued and outstanding and 3,650,000 shares are designated Series C Preferred Stock, of which 3,650,000 are issued and outstanding.  The Series A Preferred Stock is non-voting, each share of Series B Preferred Stock is entitled to two votes per share for each share of common stock into which the preferred stock could be converted and each share of Series C Preferred Stock is entitled to 100 votes.  In addition, the Series B Preferred Stock has the right to vote 51% of the voting power of the stockholders of ProText with respect to any proposal to amend our Certificate of Incorporation to increase our authorized number of shares of common stock. The Series C Preferred Stock is non-convertible. Stockholders holding 550,055 shares of Series B Preferred Stock, 3,650,000 shares of Series C Preferred Stock and 223,200,089 shares of the Company’s common stock, representing in the aggregate approximately 56% of the voting rights entitled to vote on the Amendment, as of the Record Date, have consented to the action required to authorize the Amendment.

The effect of the Stock Split upon existing stockholders of the common stock will be that the total number of shares of ProText’s common stock held by each stockholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Stock Split divided by up to 5,000, with an adjustment for any fractional shares.  (Fractional shares will be rounded up into a whole share).

If acted upon by the Company’s board of directors, the consent by the majority of the common stock stockholders reported herein, would result in each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares.  The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Stock Split.  All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Stock Split automatically on the effective date of the Stock Split.  All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the Stock Split) also will be appropriately adjusted for the Stock Split.

The Stock Split may also result in some stockholders holding “odd lots” of less than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

As a result of the proposal to conduct a Stock Split, ProText will have more authorized shares available for issuance than it currently has available and therefore, there is a significant risk of stockholder value represented by the common stock being diluted.  The proposed Stock Split creates a risk that current stockholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares.  The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of ProText.  The current book value of shares held by existing stockholders would not be maintained in the event additional shares are issued.  In the event that the board approves a 5,000 for 1 reverse split of the common stock and reduces the number of outstanding shares of common stock to approximately 161,018 and then authorizes the issuance of all 10,000,000,000 authorized shares, that action would have a material dilutive effect upon existing stockholders.

After the taking of any action to conduct or authorize the Stock Split, there is no requirement that stockholders must obtain new or replacement share certificates.  Each of the holders of record of shares of the Company’s common stock that is outstanding on the effective date of the Stock Split may contact ProText’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common stock into which the existing shares have been converted as a result of the Stock Split.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO PROTEXT OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION.

Until the stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder’s shares of pre-reverse stock split common stock to the transfer agent and receives in return a new certificate representing shares of post-reverse stock split common stock, such stockholder’s pre-reverse stock split common stock shall be deemed equal to the number of whole shares of post-reverse stock split common shares to which such stockholder is entitled as a result of the Stock Split.

  PROPOSAL 4

AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS OF THE SERIES B PREFERRED STOCK.

Article 7 of the Amended and Restated Certificate of Designations of the Series B Preferred Stock requires the approval of the holders of  two–thirds of the outstanding shares of Series B Preferred Stock voting as a single class to take the following actions: (i) to increase or decrease the authorized size of the board or any committee thereof or create any new committee of the board; (ii) to propose to amend or waive any  provision of our certificate of incorporation or bylaws; (iii) except for certain specified issuance, to sell or issue any equity or debt security or warrant, option or other right to purchase any equity or debt  security or declare or pay a dividend or distribution or redeem or make or engage in a transaction that results in any acquisition, sale of a substantial portion of equity or assets, merger, consolidation, plan of arrangement, re-domiciling, joint venture or partnership arrangement or form any new subsidiary or pass any resolution relating to reduction of share capital, dissolution or liquidation; or (iv) other than in the ordinary course of business, to engage or enter into any transaction or agreement with any of our affiliates, shareholders, directors or officers, relatives of shareholders, directors or officers of affiliates of such relatives or other related parties, unless such transaction or agreement has been approved by our board of directors.  The foregoing protective provisions have made it more difficult for us engage in certain transactions including fundraising activities.  All of the holders of the Series B Preferred Stock have consented to and voted in favor of an amendment to the Amended and Restated Certificate of Designations of the Series B Preferred Stock to remove these restrictions and eliminate clauses (ii), (iii) and (iv) of Section 7 thereof.  In consideration for its consent to such amendment, Rock Island, the holder of 75% of the Series B Preferred Stock was issued an additional 38,504 shares of Series B Preferred Stock.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed increase in authorized shares.  This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof.  Any of these authorities could be repealed, overruled, or modified at any time.  Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws.  This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE INCREASE IN AUTHORIZED SHARES AND RESTATEMENT OF PAR VALUE FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The increase in the number of authorized shares will not affect any existing stockholder’s number of shares as they currently exist, the reduction in the stated par value of each share may result in a decrease in the valuation assigned to such shares compared to their current valuation.

The Stock Split is intended to be a tax-free recapitalization to the Company and its stockholders, except for those stockholders who receive a whole share of common stock in lieu of a fractional share.  Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Stock Split, except for those stockholders receiving a whole share of common stock in lieu of fractional shares (as described below).  The holding period for shares of common stock after the Stock Split will include the holding period of shares of common stock before the Stock Split, provided, that such shares of common stock are held as a capital asset at the effective date of the Amendment.  The adjusted basis of the shares of common stock after the Stock Split will be the same as the adjusted basis of the shares of common stock before the Stock Split excluding the basis of fractional shares.

A stockholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the stockholder was otherwise entitled.

DISSENTER'S RIGHTS OF APPRAISAL

The Delaware General Corporation Law does not provide for dissenter's rights in connection with the proposed restatement of the Certificate of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors fixed the close of business on October 21, 2013 as the record date for the determination of the stockholders entitled to notice of the action by written consent.

As of October 21, 2013, ProText had issued and outstanding 805,092,092 shares of common stock and 6,479,023 shares of preferred stock outstanding, of which 1,526,718 shares are designated Series A Preferred Stock and 28,968 are issued and outstanding; 1,000,000 shares are designated Series B Preferred Stock and 550,055 are issued and outstanding and 3,650,000 shares are designated Series C Preferred Stock, of which 3,650,000 are issued and outstanding.  The Series A Preferred Stock is non-voting, each share of Series B Preferred Stock is entitled to two votes per share for each shares of common stock into which the preferred stock could be converted and each shares of Series C Preferred Stock is entitled to one hundred votes per share.  In addition, the Series B Preferred Stock has the right to vote 51% of the voting power of the stockholders of ProText with respect to any proposal to amend our Certificate of Incorporation to increase our authorized number of shares of common stock. Stockholders holding 550,055 outstanding shares of Series B Preferred Stock, 3,650,000 outstanding shares of Series C Preferred Stock and 223,200,089 shares of the Company’s common stock, all representing in the aggregate approximately 56% of the voting rights entitled to vote on the Amendment, as of the Record Date, have consented to the action required to authorize the Amendment.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information, as of October 21, 2013, with respect to the beneficial ownership of our common stock by: (i) each holder of more than five percent (5%) of the outstanding shares of our Common Stock; (ii) our executive officers and directors; and (iii) all our executive officers and directors as a group. ProText’s issued and outstanding voting securities at the close of business on October 21, 2013, consisted of 805,092,092 shares of common stock, 550,055 shares of Series B Preferred Stock that is entitled to 110,011,000 votes and 3,650,000 shares of Series C Preferred Stock that is entitled to 365,000,000 votes.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains an address of c/o ProText Mobility, Inc., 16885 River Birch Circle, Delray Beach, Florida 33445.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after October 18, 2013 through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

	Shares
	Beneficially	Percentage
Name	Owned	Beneficially
Rock Island Capital, LLC (1)	105,418,096	8.10%
Tyler Olbres (2)	30,525,711	2.30%
David Lewis (3)	479,700,344	37.50%
Frank Chester (4)	89,588,861	7.00%
Steve Berman (5)	12,350,000	0.00%
Richard Grossfeld(6)	104,782,339	8.10%
Jamie Safier (7)	18,432,279	1.40%
All directors and executive officers as a group (3 persons)	581,639,205	45.44%

(1)

Rock Island Capital, LLC, with an address of 1234 South Dixie Hwy, #342, Coral Gables, FL 33146, has six members, of which one non-managing member serves on our board of directors, David Lewis. The amounts beneficially owned by Rock Island include Mr. Lewis’ and Mr. Olbres' ownership. Mr. Grossfeld is the managing member of Rock Island and as such have voting and disposition control over the shares owned by Rock Island. Neither Mr. Lewis nor Mr. Olbres have voting or disposition control over the shares owned by Rock Island; Mr. Olbres has control over a 60.622% ownership interest in Rock Island and Mr. Lewis has a 6.155% ownership interest in Rock Island.

        Included in the total beneficial ownership of Rock Island are:

	(i)	411,899 shares of Series B Preferred Stock which convert to common stock at a ratio of 100 to 1, and are entitled to two votes per share on an as converted basis or 82,379,800 votes.
	(ii)	158,260 shares of common stock owned directly by Rock Island.
	(iii)	Warrants exercisable for 22,880,036 shares of common stock.

(2)

Included in the share ownership of Mr. Olbres are: (i) 503,810 shares of common stock; (ii) 1,637,508 shares of common stock issued to him as compensation for services as a director; (iii) 8,649,816 shares of common stock directly owned by Mr. Olbres purchased before his affiliation with Rock Island; (iv) 1,188,000 shares of common stock directly owned by Mr. Olbres; (v) 10,000,000 shares of common stock issued in connection with issuance of revenue linked notes to the Company; (vi) 8,546,577 shares of common stock related to convertible debt.  Does not include 225,514 shares of Series B preferred stock that convert to common stock on a 100:1 basis that are owned by Rock Island and indirectly owned by Mr. Olbres due to his ownership interest in Rock Island which represent a portion of the shares owned that would be attributed to him based upon his ownership percentage of Rock Island

(3)

Included in the share ownership of Mr. Lewis are: (i) 46,052 shares of Series B preferred stock that convert to common stock on a 100:1 basis and are entitled to two votes per share on an as converted basis or 9,210,400 votes; (ii) 3,650,000 shares of Series C Preferred Stock which vote on a 100 to 1 basis; (iii) 22,896 shares of Series B Preferred stock owned by Rock Island which represent a portion of the shares owned that would be attributed to him based upon his ownership percentage of Rock Island; (iv) options exercisable for 4,074,867 shares of common stock that are currently exercisable for Mr. Lewis’s services as a board of director and as a consultant; (v) 81,987,300 shares of common stock for Mr. Lewis’s service as a board of director; (vi) 19,427,777 shares of common stock owned directly by Mr. Lewis, and 51,152 shares of common stock owned by Rock Island which represent a portion of the shares owned that would be attributed to him based upon his ownership percentage of Rock Island.

(4)

Included in Mr. Chester’s share ownership are options exercisable for 74,867 shares of common stock that are currently exercisable and 89,513,994 shares of common stock for Mr. Chester’s service as a board of director.

(5)

Included in Mr. Berman’s share ownership are warrants exercisable for 2,350,000 shares of common stock that are currently exercisable and 10,000,000 shares of common stock for Mr. Berman’s service as Chief Executive Officer.

(6)

Mr. Grossfeld owns: (i) directly (a) 13,033,879 shares of common stock, (b) 46,052 shares of Series B Preferred Stock that convert to common stock on a 100:1 basis and are entitled to two votes per share on an as converted basis or 9,210,400  votes; and (ii) indirectly as the managing member of Rock Island (a) 158,260 shares of common stock owned directly by Rock Island (of which Mr. Grossfeld will receive 51,152 shares of common stock upon liquidation of Rock Island) and (b) 411,899 shares of Series B Preferred Stock owned by Rock Island that convert to common stock on a 100:1 basis and are entitled to  two votes per share on an as converted basis or 82,379,800  votes (of which Mr. Grossfeld will receive 22,896 shares upon liquidation of Rock Island).

(7)

Mr. Safier owns: (i) directly (a) 9,221,879 shares of common stock, (b) 46,052 shares of Series B Preferred Stock that convert to common stock on a 100:1 basis and are entitled to two votes per share on an as converted basis or 9,210,400 votes; and (ii) indirectly as the managing member of Rock Island: (a) 158,260 shares of common stock owned directly by Rock Island (of which Mr. Safier will receive 51,152 shares of common stock upon liquidation of Rock Island), and (b) 411,899 shares of Series B Preferred Stock owned by Rock Island that convert to common stock on a 100:1 basis and are entitled to  two votes per share on an as converted basis or 82,379,800  votes (of which Mr. Safier will receive 22,896 shares upon liquidation of Rock Island).

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the Company's common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in any action covered by the related resolutions adopted by the board of directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

STATEMENT DELIVERY

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices at 16885 River Birch Circle, Delray Beach, Florida 33445 or telephone call to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Dated: October 21, 2013

By Order of the Board of Directors

/s/ David Lewis and Frank Chester

APPENDICES

Exhibit A –	Written Consent of the Majority Stockholders

Exhibit B –	Amendment to Certificate of Incorporation (Increase in authorized and decrease in par value)

Exhibit C –	Amendment to the Certificate of Incorporation (Reverse stock split)

Exhibit D –	Second Amended and Restated Certificate of Designations of Series B Preferred Stock

Exhibit A

STATEMENT OF ACTION

BY WRITTEN CONSENT OF THE

MAJORITY OF THE STOCKHOLDERS OF

PROTEXT MOBILITY, INC.

The undersigned, being the holders of 550,055 shares of Series B Preferred Stock, 3,650,000 shares of Series C Preferred Stock and 223,200,089  shares of the Company’s common stock, representing in the aggregate approximately 56% of the voting rights entitled to vote on the proposal to amend the Certificate of Incorporation, of ProText Mobility, Inc., a Delaware corporation (the "Corporation"), and acting hereunder without the convening of a formal meeting pursuant to Section 141(f) of the Delaware General Corporation Law, does hereby consent in writing to and adopt the following resolutions:

RESOLVED, that the Certificate of Amendment(s) to the Certificate of Incorporation of the Corporation, in the form attached hereto (the “Amendment”), be, and hereby is, approved and the appropriate officers of the Corporation be, and hereby are, authorized, empowered and directed to file the Amendment on behalf of the Corporation with the Secretary of State of the State of Delaware and to make all filings necessary in connection therewith with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned stockholders of the Corporation has executed this Statement of Action by Written Consent as of the 21st day of October, 2013.

ROCK ISLAND CAPITAL, LLC

By: /s/ Richard Grossfeld
Name: Richard Grossfeld
Title: Managing Member

/s/David Lewis
DAVID LEWIS

/s/ Jamie Safier
JAMIE SAFIER

/s/ Frank Chester
FRANK CHESTER

/s/ Steve Berman
STEVE BERMAN

/s/Richard Grossfeld
RICHARD GROSSFELD

Exhibit B

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

PROTEXT MOBILITY, INC.

ProText Mobility, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) DOES HEREBY CERTIFY as follows:

1. ARTICLE FOURTH of the Corporation’s Certificate of Incorporation shall be amended by replacing the first sentence in its entirety as follows:

 “FOURTH: The total number of shares of common stock which this corporation is authorized to issue is:

TEN BILLION (10,000,000,000) shares of Common Stock, $.00001 par value per share (the “Common Stock”).”

The remaining provisions of ARTICLE FOURTH shall remain unchanged.

2.

That the foregoing amendment was duly adopted by the Corporation’s Board of Directors and Stockholders in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

3.

Except as otherwise expressly provided above, the foregoing amendments to the Corporation’s Certificate of Incorporation shall be effective on and as of the date of filing this Certificate of Amendment with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Steven Berman, its Chief Executive Officer, this     day of _______________, 2013.

PROTEXT MOBILITY, INC.

Steven Berman Chief Executive Officer

Exhibit C

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

PROTEXT MOBILITY, INC.

ProText Mobility, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) DOES HEREBY CERTIFY as follows:

1. ARTICLE FOURTH of the Corporation’s Certificate of Incorporation shall be amended by adding the following:

Effective as of                  , 2013 each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation's board of directors will be subject to a 5,000 for 1 reverse stock split, with all fractional shares being rounded up to the nearest whole share.”

The remaining provisions of ARTICLE FOURTH shall remain unchanged.

2.

That the foregoing amendment was duly adopted by the Corporation’s Board of Directors and Stockholders in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

3.

Except as otherwise expressly provided above, the foregoing amendments to the Corporation’s Certificate of Incorporation shall be effective on and as of the date of filing this Certificate of Amendment with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Steven Berman, its Chief Executive Officer, this     day of                    , 2013.

PROTEXT MOBILITY, INC.

Steven Berman Chief Executive Officer

Exhibit D

SECOND AMENDED AND RESTATED

CERTIFICATE OF DESIGNATIONS

OF

SERIES B PREFERRED STOCK

OF

PROTEXT MOBILITY, INC.

 Pursuant to Section 151(g) of the General

Corporation Law of the State of Delaware

ProText Mobility, Inc., a Delaware corporation (the “Company”), hereby certifies that pursuant to the authority conferred upon the Board of Directors of the Company (the “Board”) by its certificate of incorporation (the “Certificate of Incorporation”), and pursuant to the provisions of Section 151(g) of the General Corporation Law of Delaware, the Board, by unanimous written consent, adopted the following recitals and resolution, which resolution remains in full force and effect as of the date hereof:

WHEREAS, pursuant to the Certificate of Incorporation, the Company is authorized to issue up to 25,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), with such designations, preferences, rights and qualifications, limitations or restrictions as may be determined by the Board from time to time, of which 1,526,718 shares are designated as Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) and 901,237  shares of such Series A Preferred Stock are  issued and outstanding;

WHEREAS, on September 9, 2009, the Board created, out of the 25,000,000 shares of Preferred Stock authorized by the Certificate of Incorporation, a series of Preferred Stock, designated as “Series B Preferred Stock,” consisting of 550,055 shares (the “Series B Preferred Stock”), and authorized the Company to file a Certificate of Designation of Series B Preferred Stock with the Secretary of State of the State of Delaware setting forth the powers, designations, preferences and rights, as well as the qualifications, limitations and restrictions of the Series B Preferred Stock;

WHEREAS, on October 14, 2010, the Board increased the authorized number of shares of Series B Preferred Stock from 550,055 shares to 1,000,000 shares and authorized the Company to file an Amended and Restated Certificate of Designation of Series B Preferred Stock with the Secretary of State of the State of Delaware setting forth the powers, designations, preferences and rights, as well as the qualifications, limitations and restrictions of the Series B Preferred Stock;

WHEREAS, on October 21, 2013 the Company received stockholder consent to authorize the removal of certain provisions from Section 7 of the Amended and Restated Certificate of Designations of Series B Preferred Stock.

NOW THEREFORE, BE IT

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by the provisions of the Certificate of Incorporation, the Board hereby authorizes that the Amended and Restated Certificate of Designations of the Series B Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on October 21, 2010, is hereby amended and restated in its entirety,  thereby fixing the powers, designations, preferences and rights, as well as the qualifications, limitations and restrictions as follows:

1.           Designation.  This series of Preferred Stock shall be designated as the “Series B Preferred Stock.”

2.           Authorization.  The Company shall have the authority to issue 1,000,000 shares of the Series B Preferred Stock, par value $0.0001 per share, of the Company (the “Series B Preferred Stock”).

 3.           Dividend Provisions.

(a)           The holders of Series B Preferred Stock shall be entitled, while shares of the Series B Preferred Stock are outstanding, to cash dividends consisting in the aggregate of $3,375,000 (the “Special Dividend Amount”) subject to the conditions set forth in this Section 3(a).  For the holders of the Series B Preferred Stock to be entitled to receive such dividends, the Company must, for at least two fiscal quarters during any period of 12 consecutive months generate revenues of more than $2,000,000 per fiscal quarter and, during the same 12 month period, have a positive cash flow from operations of more than $500,000 per fiscal quarter (the “Benchmark”).  Once the Benchmark is met, one dividend per fiscal quarter shall be paid to the holders of Series B Preferred Stock, pro rata based on the number of shares of Series B Preferred Stock held, equal to (i) 10% of the Special Dividend Amount for each immediately preceding fiscal quarter that the Company had a positive cash flow of more than $500,000 (regardless of its revenues for such fiscal quarter), (ii) 20% of the Special Dividend Amount for each immediately preceding fiscal quarter that the Company had a positive cash flow of more than $1,000,000 (regardless of its revenues for such fiscal quarter), or (iii) if less than the portion of the Special Dividend Amount required to be paid under (i) or (ii) immediately above remains after previous dividends have been paid under this subsection, then such remaining amount.  If the Special Dividend Amount is paid in full, no further dividends will be payable under this subsection.

(b)           While shares of Series B Preferred Stock are outstanding, the holders of Series B Preferred Stock shall additionally be entitled to cumulative dividends, in preference to any dividends on the Common Stock at the rate of 10% of $9.09 (the “Purchase Price”) per annum, compounded annually and payable upon conversion of the Series B Preferred Stock as set forth herein (solely with respect to the Series B Preferred Stock actually converted) or on such other date as determined by the Board of Directors of the Company (each, a “Dividend Date”). Dividends shall begin to accrue on the later of (i) the date of this Amended and Restated Certificate of Designations of Series B Preferred Stock and (ii) the day following the date of issuance of the Series B Preferred Stock  If a Dividend Date is not a business day, then the dividend shall be due and payable on the business day immediately following such Dividend Date..

(c)           After payment of any dividends pursuant to Section 3(a), any additional dividends shall be distributed among all holders of Common Stock and all holders of Series B Preferred Stock in proportion to the number of shares of Common Stock which would be held by each such holder of Series B Preferred Stock if all shares of Series B Preferred Stock were converted to Common Stock at the then effective conversion rate.

4.           Liquidation Preference.

(a)           In the event of a Liquidation Event (as defined below), the holders of Series B Preferred Stock shall be entitled to receive, pro rata based on the number of shares Series B Preferred Stock held, pari passu with the payment or distribution of assets to the Series A Preferred Stock but  prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) the Purchase Price plus an annualized internal rate of return (“IRR”) of 8% for the period from the issuance date of the issued and outstanding Series B Preferred Stock to the date when all amounts under this Section 4(a) are paid in full, and (B) an amount equal to all declared but unpaid dividends for each outstanding share of Series B Preferred Stock (the “Preference Amount”), proportionally adjusted for Recapitalizations.  If upon the occurrence of such an event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full Preference Amount, then the entire assets and funds of this Company legally available for distribution to stockholders shall be distributed ratably among the holders of the Series B Preferred Stock, pro rata based on the number of shares of Series B Preferred Stock held, in proportion to the full Preference Amount each such holder is otherwise entitled to receive under this Section 4(a).

(b)           Upon completion of the distributions required by Section 4(a), all of the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of the Company’s Series A Preferred Stock, Series B Preferred Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each holder, assuming full conversion of all such Series A Preferred Stock and Series B Preferred Stock.

(c)           For purposes of this Section 4, unless the holders of at least a majority of the voting power of the Series B Preferred Stock then outstanding, voting together as a single class on an as-converted basis, give prior written consent, a “Liquidation Event” shall be deemed to be occasioned by a liquidation, dissolution or winding up of the Company, either voluntary or involuntary.

5.           Conversion.  The holders of the Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)           Right to Convert.  Each share of Series B Preferred Stock shall be convertible, at no further cost to the holder thereof, at the option of the holder thereof, at any time, at the office of the Company or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Purchase Price by the conversion price (the “Conversion Price”), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.  The initial Conversion Price shall be $0.0909, which implies that each share of Series B Preferred Stock is initially convertible into Common Stock on a 1-to-100 basis; provided, however, that the Conversion Price shall be subject to adjustment as set forth in this Section 5.

(b)           Mechanics of Conversion.  Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  The Company shall, as soon as practicable thereafter and in any event within three business days after such notice, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made on the date of the Company’s receipt of such notice of the election to convert the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.  If the conversion is in connection with an underwritten public offering of the Company’s Common Stock, the conversion may, at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of the Company’s Common Stock pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such public offering.

(c)           Conversion Price Adjustments of Preferred Stock.  The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

(i)

In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Prices shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(ii)

If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of such Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(d)          Other Distributions.  Subject to applicable law, in the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 5(c)(i), then, in each such case for the purpose of this Section 5(d), the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of such Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

(e)          Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section 3(b) or this Section 5) (a “Recapitalization”), provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of such Series B Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series B Preferred Stock held by such holder would have been entitled on such recapitalization.

(f)          No Impairment.  The Company will not, by amendment of this Certificate of Designation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

(g)          No Fractional Shares and Certificate as to Adjustments.

(i)

No fractional shares shall be issued upon the conversion of any share of Series B Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall round the number of fractional shares up to the nearest number of whole shares.

(ii)

Upon the occurrence of each adjustment or readjustment of the Conversion Price of any Series B Preferred Stock pursuant to this Section 5(g)(ii), the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of the Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of such Series B Preferred Stock.

(h)           Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder Series B Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(i)           Reservation of Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the certificate of incorporation of the Corporation, as amended.

(j)           Waiver of Adjustment to Conversion Prices.  Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of the Series B Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance by the vote or written consent of the holders of not less than 75% of the outstanding shares of the Series B Preferred Stock.  Any such waiver shall be binding upon all current and future holders of shares of such Series B Preferred Stock.

   6.           Voting Rights.

(a)           The holders of outstanding Series B Preferred Stock shall have the right to such number of votes for each share of Common Stock into which such share of Series B Preferred Stock may then be converted pursuant to Section 5 hereof equal to fifty one percent (51%) of the outstanding Common Stock  on an as-converted basis, only with respect to a proposal (the “Proposal”) to amend the Certificate of Incorporation to increase the number of shares of capital stock authorized thereunder.  With respect to such votes and except as otherwise expressly provided herein or as required by applicable law, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock with respect to the Proposal, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting relating to the Proposal in accordance with the Bylaws of the Company (the “Bylaws”), and shall be entitled to vote, together with holders of Common Stock as a single class, with respect to the Proposal.

(b)           Notwithstanding anything to the contrary in Section 6(a) hereof, the holders of outstanding Series B Preferred Stock shall have the right to two (2) votes for each share of Common Stock into which such share of Series B Preferred Stock could then be converted.  With respect to such votes and except as otherwise expressly provided herein or as required by applicable law, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws, and shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any matter upon which holders of Common Stock have the right to vote.

7.           Protective Provisions.     The Company shall also allow Rock Island to designate for election by the shareholders to the Company's Board of Directors such number of directors as will constitute a majority of the members of the Company's Board of Directors, and to increase or decrease the authorized size of the Board or any committee thereof or create any new committee of the Board. Rock Island shall also have the right to remove such of its designees and to fill any vacancy caused by the resignation, death or removal of such designees.

8.           “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued pursuant to the Securities Purchase Agreement between the Company and Rock Island, as amended (the “Agreement”), (c) securities issuable pursuant to agreements outstanding as of the date of this Amended and Restated Certificate of Designations,  and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Certificate of Designations, provided that such securities have not been amended since the date of this Certificate of Designations to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (d) securities issuable pursuant to the Agreement or this Amended and Restated Certificate of Designations, and (e) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (as defined in the Agreement) which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities

9.           Amendments.     The terms, conditions, rights and preferences contained in this Certificate of Designation may be amended, modified, waived, amended and restated or replaced in its entirety upon the approval of the Board with the consent of at least two-thirds of the then outstanding shares of Series B Preferred Stock voting as a separate class.

IN WITNESS WHEREOF, the foregoing Second Amended and Restated Certificate of Designation of Series B Preferred Stock has been duly executed on behalf of the Company by the undersigned on                             , 2013.

PROTEXT MOBILITY, INC.

By:
Steve Berman